UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): November 18, 2025

MOUNT LOGAN CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☒

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement
On November 18, 2025, Mount Logan Capital Inc. (the "Company") entered into a new staffing and resource agreement (the "Staffing and Resource Agreement") with BC Partners Advisors L.P. ("BCPA"). Under the terms of the Staffing and Resource Agreement, BCPA will make available certain personnel and other resources to the Company and certain of its subsidiaries to support the Company's investment advisory operations and related business activities. Personnel provided by BCPA will not be employees of the Company, and BCPA will be an independent contractor.
In consideration for providing staffing and other services, the Company will pay BCPA a quarterly service fee calculated as a percentage of fee-earning assets under management at rates specified in the Staffing and Resource Agreement and, from time to time, equity-based compensation as mutually agreed. The Staffing and Resource Agreement contains an indemnification provision under which the Company will indemnify, defend and provide advancement to BCPA for losses arising from or relating to the Staffing and Resource Agreement or services provided thereunder, except to the extent arising from fraud, willful misconduct, bad faith or gross negligence.
The Staffing and Resource Agreement has an initial one-year term and automatically renews for successive one-year periods, and may be terminated by either party on 60 days’ prior written notice or immediately in specified circumstances.
BC Partners Investment Holdings, an affiliate of BCPA, holds a minority equity investment in the Company. In addition, the Company's senior management team is comprised of substantially the same personnel as the senior management team of BCPA, and such personnel have in the past, and may in the future, serve in similar or other capacities for BCPA or to future investment vehicles affiliated with BCPA. The Company and BCPA also continue to be parties to a servicing agreement, dated November 20, 2018 (the "Servicing Agreement") pursuant to which BCPA performs certain administrative services for the Company. The Servicing Agreement is filed as Exhibit 10.4 to Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 12, 2025 (the "Registration Statement"). In light of the entry into the Staffing and Resource Agreement, the Staffing Agreement by and among Mount Logan Management, LLC (“MLM”) and BCPA, previously filed as Exhibit 10.12 to the Registration Statement, was terminated by mutual agreement between MLM and BCPA effective November 18, 2025. Additional information regarding the relationship between the Company and BCPA can be found in the section entitled "Certain Relationships and Related Party Transactions of Mount Logan" in the Registration Statement.
The foregoing description of the Staffing and Resource Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Staffing and Resource Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Staffing and Resource Agreement, dated November 18, 2025, by and between Mount Logan Capital Inc. and BC Partners Advisors L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   Certain schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	November 19, 2025	By:	/s/ Nikita Klassen
		Name:	Nikita Klassen
		Title:	Chief Financial Officer